UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 24, 2026
GATX Corporation
(Exact name of registrant as specified in its charter)

New York	1-2328	36-1124040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
233 South Wacker Drive
Chicago, Illinois 60606-7147
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
 __________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	GATX	New York Stock Exchange
Common Stock	GATX	NYSE Texas, Inc
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of GATX Corporation (the “Company”) held on April 24, 2026, the Company’s shareholders, upon the recommendation of the Board of Directors, approved an amendment and restatement of the GATX Corporation Amended and Restated 2012 Incentive Award Plan (the “Restated Plan”), which was previously adopted by the Board of Directors, subject to the approval by the shareholders. The Restated Plan, among other things, (i) increased the number of shares of common stock reserved for issuance under the existing plan by 1,300,000 shares, (ii) removed the fixed term under the existing plan, (iii) increased certain annual limits on awards that may be granted to any individual participant in a calendar year, (iv) increased the annual limit of compensation payable to non-employee directors, and (v) provided that consultants will be eligible participants under the Restated Plan.

A more detailed description of the material terms of the Restated Plan is included in our 2026 Proxy Statement filed with the Securities and Exchange Commission on March 13, 2026 (the “Proxy Statement”). The foregoing description of the Restated Plan is not complete and is qualified in its entirety by reference to the complete text of the Restated Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the shareholders of the Company considered and voted upon four proposals, each of which is described in detail in the Proxy Statement. Of the 35,523,634 shares outstanding on the record date and entitled to vote at the Annual Meeting, 34,016,938 shares were present in person or by proxy, constituting a quorum. The results of each matter voted upon are as follows:

Proposal 1 - Election of Directors

Each of the nine individuals named below was elected to serve on the Company’s Board of Directors until the Company’s 2027 annual meeting of shareholders and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, or removal, by the following vote:

Name	For	Against	Abstain	Broker Non-Votes
Diane M. Aigotti	32,739,163	79,559	14,727	1,183,490
Anne L. Arvia	31,322,091	1,490,799	20,558	1,183,490
Shelley J. Bausch	32,746,121	65,947	21,379	1,183,490
John M. Holmes	32,784,427	33,483	15,538	1,183,490
Robert C. Lyons	31,715,896	1,097,991	19,561	1,183,490
James B. Ream	31,584,209	1,232,947	16,292	1,183,490
Adam L. Stanley	32,636,225	174,249	22,975	1,183,490
Robert S. Wetherbee	32,766,891	50,452	16,105	1,183,490
Paul G. Yovovich	31,393,054	1,418,752	21,642	1,183,490

Proposal 2 - Advisory Resolution on Executive Compensation

The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative discussions contained in the Proxy Statement, by the following vote:

For	Against	Abstain	Broker Non-Votes
32,305,678	477,627	50,143	1,183,490

Proposal 3 - Approval of an Amendment and Restatement of the Company's 2012 Incentive Award Plan

The shareholders approved an amendment and restatement of the GATX Corporation Amended and Restated 2012 Incentive Award Plan by the following vote:

For	Against	Abstain	Broker Non-Votes
29,208,378	3,558,157	66,912	1,183,490

Proposal 4 - Ratification of the Appointment of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, by the following vote:

For	Against	Abstain	Broker Non-Votes
32,472,609	1,501,787	42,542	—
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	GATX Corporation Amended and Restated 2012 Incentive Award Plan, effective as of April 24, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Brian L. Glassberg
Brian L. Glassberg
Executive Vice President, General Counsel
and Secretary
April 28, 2026